UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2015

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 9, 2015, Parsley Energy, Inc. (the “Company”) issued a news release, announcing the commencement of an underwritten public offering of 8,500,000 shares of its Class A common stock by the Company and 850,000 shares of its Class A common stock by NGP X US Holdings, L.P., one of the Company’s stockholders. The Company and the selling stockholder have granted the underwriters a 30-day option to purchase up to an additional 1,275,000 and 127,500 shares of the Company’s Class A common stock, respectively. A copy of the news release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

(i) On December 9, 2015, the Company issued a news release, related to its acquisition of certain oil and gas properties from PCORE Exploration & Production, LLC (the “Seller”), a portfolio company of Natural Gas Partners. Chris Carter, a member of the Company’s board of directors, is a managing partner of Natural Gas Partners, which indirectly owns 5.4% of the Company’s Class A common stock and 4.2% of the total voting power of the Company’s common stock. A copy of the news release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

(ii) In connection with the Company’s recently announced offering, the Company provided additional risk factors in the disclosures provided to investors in the offering. The additional risk factors provided to investors in the public offering of the Company’s Class A common stock are set forth below. Capitalized terms used but not defined below have the meaning given such terms in the prospectus supplement related to the offering.

The Company is in the process of resolving SEC comments related to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 regarding certain accounting and financial disclosure matters, which could possibly result in changes to the Company’s existing accounting and financial disclosure.

The Company recently received a comment letter from the staff of the Securities and Exchange Commission’s (the “SEC”) Division of Corporation Finance (the “Staff”) related to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The Form 10-K is incorporated by reference into the prospectus supplement and the accompanying prospectus. In the comment letter, the Staff questioned the Company’s calculation of earnings per share for the year ended December 31, 2014. In May 2014, the Company completed a corporate reorganization and an initial public offering (“IPO”). In the comment letter, the Staff stated that it appears that earnings per share should be calculated based on net income attributable to common stockholders and the number of weighted average shares outstanding based on the period from the date of the Company’s IPO and corporate reorganization through December 31, 2014. The Company responded to the comment letter stating that, given that the reorganization was considered a reorganization of entities under common control, the Company retrospectively re-cast its financial statements to include the historical results of the entities involved in the reorganization at historical carrying values and their operations as if they were consolidated and combined for all periods. Therefore, the Company concluded it was appropriate in calculating earnings per share for the fiscal year ended December 31, 2014 to include the entire net income attributable to the Company’s stockholders for 2014 as reflected in the Company’s re-cast financial statements. The Company also advised the Staff that for purposes of the number of shares outstanding, the Company calculated the weighted average shares outstanding for all of 2014 using the sum of the shares determined actually outstanding on a daily basis divided by the number of days in the year. However, until this comment is resolved, or until any additional comments raised by the Staff during this process are resolved, the Company cannot provide assurance that the Company will not be required to amend the Form 10-K with regards to the Company’s calculation of earnings per share for the year ended December 31, 2014 or make any changes to the accounting or financial disclosures contained in the Form 10-K or similar disclosures made in the Company’s future filings.

We may not consummate the Acquisition, and this offering is not conditioned on the consummation of the Acquisition.

We will use a portion of the net proceeds from this offering, along with cash on hand, to fund the Acquisition purchase price described under “Summary—Recent Developments.” However, we may not consummate the Acquisition, which is subject to the satisfaction of customary closing conditions. There can be no assurance that such conditions will be satisfied or that the Acquisition will be consummated.

This offering is not conditioned on the consummation of the Acquisition. Therefore, upon the closing of this offering, you will become a holder of our Class A common stock regardless of whether the Acquisition is consummated, delayed or terminated. If the Acquisition is delayed or terminated, the price of our Class A common stock may decline to the extent that the current market price of our Class A common stock reflects a market assumption that the Acquisition will be consummated on the terms described herein. In addition, if the Acquisition is not consummated, our management will have broad discretion in the application of the net proceeds of this offering and could apply the proceeds in ways that you or other stockholders may not approve, which could adversely affect the market price of our Class A common stock.

The value of our proved reserves as of December 31, 2014 calculated using SEC pricing may be higher than the fair market value of our proved reserves calculated using updated SEC pricing.

Our estimated proved reserves as of December 31, 2014 and related present value of future net revenues (“PV-10”) and standardized measure of future net cash flows (“Standardized Measure”) were calculated under SEC rules using twelve-month trailing average benchmark prices of $91.48 per barrel of oil (West Texas Intermediate (“WTI”)) and $4.350 per MMBtu (Henry Hub spot). The twelve-month trailing average benchmark prices to be used in calculating proved reserves, PV-10 and Standardized Measure as of December 31, 2015 were $50.25 per barrel of oil (WTI) and $2.587 per MMBtu (Henry Hub spot) (the “2015 SEC Price Case”). Using the 2015 SEC Price Case in estimating our proved reserves, without giving effect to any acquisitions or development activities we have executed during 2015, would likely result in a reduction in proved reserve volumes due to economic limits. Furthermore, any such reduction in proved reserve volumes combined with lower commodity prices would substantially reduce the PV-10 and Standardized Measure of our proved reserves as of a more recent date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News Release, dated December 9, 2015, titled “Parsley Energy Announces Public Offering of Class A Common Stock.”

99.2	News Release, dated December 9, 2015, titled “Parsley Energy Announces Midland Basin Acquisition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC.

Date: December 9, 2015	By:	/s/ Colin W. Roberts
	Name:	Colin W. Roberts
	Title:	Vice President—General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release, dated December 9, 2015, titled “Parsley Energy Announces Public Offering of Class A Common Stock.”

99.2	News Release, dated December 9, 2015, titled “Parsley Energy Announces Midland Basin Acquisition.”